UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2025
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SYNAPTICS INCORPORATED
(Exact name of Registrant as Specified in Its Charter)
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Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 408 904-1100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYNA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2025, the Board of Directors (the "Board") of Synaptics Incorporated (the “Company”) increased the size of the Board from eight to nine directors effective January 1, 2026, and appointed Venkatesh Nathamuni as an independent director of the Company, with service commencing January 1, 2026. It is expected that Mr. Nathamuni will stand for election at the Company's 2026 Annual Meeting of Stockholders. The Board determined that Mr. Nathamuni qualifies as an independent director in accordance with the director independence standards established under the Company’s Corporate Governance Guidelines, which are intended to comply with Nasdaq listing standards and the applicable requirements of the Securities and Exchange Commission (the "SEC"), including the additional independence requirements for members of the Audit Committee. Mr. Nathamuni was also appointed to serve as a member of the Audit Committee and the Board determined that he qualifies as an "audit committee financial expert" as defined under applicable SEC rules based on his experience and knowledge.

Mr. Nathamuni has served as Executive Vice President and Chief Financial Officer for Jacobs Solutions, Inc. ("Jacobs"), a global engineering, technical, and professional services company, since June 2024. Prior to joining Jacobs, he served as Chief Financial Officer of Cirrus Logic, Inc. from 2022 to 2024. From 2021 to 2022, Mr. Nathamuni served as Head of Corporate Finance, Investor Relations, Mergers and Acquisitions and Information Technology at Arista Networks. Earlier in his career, Mr. Nathamuni held a variety of senior leadership roles at J.P. Morgan, Synopsys, Synplicity and QuickLogic.

Mr. Nathamuni holds a Bachelor of Science degree in Electronics and Communications Engineering from Madurai Kamaraj University (India), a Master of Science degree in Electrical and Electronics Engineering from Stony Brook University, and a Master of Business Administration in Finance and Strategy from The Wharton School of the University of Pennsylvania. He currently serves as a member of the board of directors and audit committee chair of PA Consulting, a private global innovation and transformation consultancy. He also serves on the board of directors of Second Harvest Food Bank of Silicon Valley, a non-profit organization.

Mr. Nathamuni will participate in the Company’s standard non-employee director compensation program for his Board and Committee service, receiving pro-rata portions of the annual cash retainer of $75,000 for Board service and $10,000 for Audit Committee service for the October 2025 through September 2026 term. He also received 2,300 restricted stock units ("RSUs") granted on January 2, 2026, which number reflects the pro-rata portion of equity valued at $210,000 based upon the average closing price of the Company's common stock for the month of December 2025 equal to $75.22 per share. The RSUs will vest in quarterly installments on February 3, May 3, August 3, and November 3, 2026, subject to Mr. Nathamuni’s continued service through each applicable vesting date. The Company also has entered into an indemnification agreement with Mr. Nathamuni, effective as of January 1, 2026, the current form of which has been previously filed by the Company on a Current Report on Form 8-K dated April 18, 2025.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Nathamuni had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Nathamuni and any other person pursuant to which Mr. Nathamuni was selected as a director of the Company.

On January 5, 2026, the Company issued a press release announcing Mr. Nathamuni's appointment. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
99.1	Press release from Synaptics Incorporated, dated January 5, 2026, titled "Synaptics Appoints Venkatesh (Venk) Nathamuni to Board of Directors"
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date:	January 5, 2026	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary